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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Commonwealth Energy System

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 18, 1999, included in Commonwealth Energy System's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

                                          Arthur Andersen LLP

Boston, Massachusetts
May 11, 1999